Countrywide Credit Industries, Inc.
Split-Dollar Life Insurance Plan
Split-Dollar Life Insurance Agreement











countrywideSplitDollar.doc.mal 04/14/94

     THIS AGREEMENT, is made as of the _____ day of _______________, 19___, by and between Countrywide Credit Industries, Inc. (the "Employer") and________________ ___________________________ the ("Employee").

                           RECITALS:

     A. The Employer is a corporation duly organized and validly existing under the laws of the state of its incorporation.

     B.   The Employee is a valued and trusted employee of the Employer.

     C. In consideration of the faithful performance of services by the Employee for the Employer, the Employer wishes to benefit the Employee by entering into a split-dollar life insurance agreement in accordance with the terms and conditions of this Agreement.

     D. The split-dollar arrangement provided for in this Agreement, which the parties intend to satisfy the requirements of Revenue Ruling 64-328, 1964-2 C.B. 11, relates to a life insurance Policy Number ____________ to be issued by Aetna Life Insurance Company, and a life insurance Policy Number ____________ to be issued by Manulife Financial Insurance Company, or one of their subsidiaries (the "Insurers") on the life of the Employee to be owned by the Employee subject to a collateral assignment in favor of the Employer.

     E. This Agreement, the policies with the insurers and the collateral assignment agreements shall all form part of the Countrywide Credit Industries, Inc. Split Dollar Life Insurance (the "CCI Plan"), a welfare benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), although an Employee shall be governed only by this Agreement and any collateral assignment agreement and other instruments to which he or she is a party.

     NOW, THEREFORE, the parties mutually agree as follows:

1. Acquisition of Policy. The parties shall cooperate in applying for and obtaining the Policy. The Policy shall be issued to the Employee as the sole and exclusive owner of the Policy, subject to a collateral assignment in favor of the Employer as hereinafter provided.


2. Payment of Premiums. The Employer shall pay all of the premiums due on the Policy.

     A. The Employee shall pay directly or reimburse the Employer for that portion of the annual gross premium due on the Policy, up to but not exceeding the entire amount thereof, equal to the value of the economic benefit (including the economic benefit attributable to the use of policy dividends) provided to the Employee in accordance with the principles set forth in Revenue Ruling 64-328, 1964-2 C.B. 11 and Revenue Ruling 66-110, 1966-1 C.B. 12. The Employer
shall pay the balance of the premium, if any.

3.  Liability of Employee.

     A. Liability. In consideration of the Employer's premium payments under the split-dollar arrangement, the liability of the Employee shall at all times equal the amount determined in accordance with the following provisions (the "Liability"). The Employer shall be entitled to recover the Liability in accordance with the terms and conditions of this Agreement.

     B. Termination of Agreement. Upon the occurrence of a Termination Event (as defined below) other than the death of the Employee, the Liability, at such time, shall be an amount equal to the lesser of (i) Aggregate Premiums Paid, as hereinafter defined, or (ii) the Cash Surrender Value, as hereinafter defined. The excess, if any, shall go to the Employee. However, until such time, the Liability or any funds or assets securing the Liability shall be assets of the Employer subject to the claims of its general creditors.

     C. Death of the Employee. Upon the death of the Employee, the Liability shall be an amount equal to any and all death proceeds in excess of the amount of death proceeds paid to the beneficiary named in the Policy by the Employee.


     D.  Definitions.  For purposes of this Agreement:

(i) The Cash Surrender Value of the Policy at any time equals at such time the guaranteed cash value set forth in the Policy; plus any additional cash value credited to the Policy; less any amounts withdrawn from the Policy by the Employer by means of the surrender or partial surrender of the Policy; less any policy loans to the Employer and accrued interest thereon at such time.

(ii) The Aggregate Premiums Paid at any time equal at such time the cumulative premiums paid by the Employer under the Policy; less any amounts withdrawn from the Policy by the Employer by means of the surrender or partial surrender of the Policy; less any policy loans to the Employer and accrued interest thereon at such time; less any amounts received by the Employer from the Employee for the economic benefit under the split-dollar arrangement.

4.  Collateral Assignment.

          A. Employer's Rights. As security for the Liability, the Employee shall execute, on a form acceptable to the parties and the Insurer, a collateral assignment of the Policy to the Employer (the "Collateral Assignment") which instrument shall be expressly incorporated herein and form a part of this Agreement, which gives the Employer the following rights:

(i) The sole right to collect from the Insurer the net proceeds of the Policy when they become payable by reason of death or maturity;




(ii) The sole right to surrender the Policy or any portion of the Policy and receive its share of the surrender value thereof at any time provided by the terms of the Policy and at such other times as the Insurer may allow; provided, however, the Employer hereby agrees not to exercise such right except following a Termination Event;

(iii) The right to obtain one or more loans or advances on the Policy, either from the Insurer or, at any time, from other persons, and to pledge or assign the Policy as security for such loans or advances; provided, however, that such loans shall not in the aggregate exceed Aggregate Premiums Paid without the written consent of the Employee;

(iv) The sole right to exercise all nonforfeiture rights permitted by the terms of the Policy or allowed by the Insurer and to receive all benefits and advantages derived therefrom.

     B. Employee's Rights. Except for the rights granted to the Employer in the Collateral Assignment, the Employee shall have all the rights of the owner under the Policy and the Employee shall be entitled to exercise all such rights, options, and privileges without the consent of the Employer.

     C. Conflict. As between the parties hereto, in the event of any conflict between the terms of the Collateral Assignment and this Agreement, the terms of this Agreement shall prevail.

5.  Death of the Employee.

     A. Employer's Recovery. The Employer shall be entitled to recover out of the proceeds of the Policy an amount equal to the Liability of the Employee to the Employer as determined under Article 3.C above.

     B. Beneficiary's Recovery. The beneficiary designated by the Employee under the Policy shall be paid out of the proceeds of the Policy an amount equal to ___ times the Employee's annual salary as of the policy anniversary date (March 1) immediately prior to the Employee's death. Annual salary, for purposes of this Agreement, is base salary before any salary deferral reductions for any qualified or non-qualified deferred compensation, qualified reduction or cafeteria plan.

     C. Collection of Death Proceeds. Promptly following the Employee's death, the parties shall take all necessary steps to collect the proceeds of the Policy by submitting the proper claim forms to the Insurer. The Employer shall notify the Insurer, by affidavit, of the amount of Liability of the Employee to the Employer and the amount of proceeds payable to the beneficiary designated by the Employee under the Policy. Such amounts shall be paid by the Insurer to the Employer and the beneficiary and such payments shall be a full discharge of the Insurer binding on all parties claiming any interest under the Policy.

6.  Termination of Agreement.

     A. Termination Event. Subject to fulfillment of the obligations arising upon termination hereinafter set forth, this Agreement shall terminate on the first to occur of the following events (each referred to as a "Termination Event"):

(i)   The death of the Employee.

(ii) Termination of the Employee's employment with the Employer for any reason other than death, including retirement, excluding disability retirement, with or without cause.

(iii) Attainment of age 65 by an Employee who is disabled under Article 9 of this Agreement.


(iv) Delivery of written notice of termination of the Agreement by the Employer to the Employee or vice versa.

     B. Disposition of Policy. Within fifteen (15) days of a Termination Event other than death of the Employee, the Employer, may at its sole discretion, withdraw from the Policy, by any means available to the Employer under the terms of the Policy as the Employer in its sole discretion deems advisable, an amount equal to the lesser of Aggregate Premiums Paid as defined in Article 3, or the total Cash Surrender Value as defined in Article 3, and thereafter release the Collateral Assignment and otherwise take all steps necessary to transfer its interest in this split-dollar arrangement to the Employee, without consideration. A Policy so transferred shall belong to the Employee who may continue it (subject to any premium or other requirements of the insurer) or surrender it and recover any remaining cash value.

     C. Cooperation. The Employer shall cooperate in effecting any full or partial policy surrender, policy loan, or surrender of paid-up additions requested by the Employee related to the Employee's exercise of any option provided under the Collateral Assignment and this Agreement provided that the Employer's Interest is paid to the Employer in connection with such a transaction.

7.  Provisions Regarding the Insurers.

     A. Bound By Policy. The Insurers shall be bound only by the provisions of the Policy and any endorsement thereto.

     B. Discharge. Any payment made or actions taken by the Insurer in accordance with the provisions of the Policy and any endorsement thereto shall fully discharge the Insurer from all claims, suits, and demands of all persons whatsoever.



     C. Insurers Not a Party. The Insurers shall not be deemed a party to, or have notice of, this Agreement or the provisions hereof and shall have no obligations to see to the performance of the obligations of the parties hereunder.

8.  Special Provisions.

In compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, the parties hereby confirm:

     A.  Named Fiduciary.  The Employer is the named fiduciary of the CCI Plan.

B. Funding. The funding policy of the CCI Plan is that the Employer will pay that portion of the premiums under the Policy required under Article 2 above.

     C. ERISA Claim Procedure. The following claims procedure shall be utilized:

(i) The claimant shall file a claim for benefits by notifying the Employer in writing. If the claim is wholly or partially denied, the Employer shall provide a written notice within ninety (90) days specifying the reasons for the denial, the provisions of this Agreement on which the denial is based, and additional material or information, if any, necessary for the claimant to receive benefits. Such written notice shall also indicate the steps to be taken by the claimant if review of the denial is desired.






(ii) If the claim is denied and review is desired, the claimant shall notify the Employer in writing within sixty (60) days after receipt of the written notice of a denial of a claim. In requesting a review, the claimant may review plan documents and submit written issues and comments the claimant feels are appropriate. The Employer shall then review the claim and provide a written decision within sixty (60) days of receipt of request for a review. This decision shall state the specific reasons for the decision and shall include references to specific provisions of this Agreement, if any, upon which the decision is based.

(iii) In no event shall the Employee's liability under this Agreement exceed the amount of proceeds from the Policy.

9.  Disability

If the Employee becomes disabled in accordance with any Employer-sponsored disability or disability retirement program, the Agreement shall continue until terminated in accordance with Article 6A.

10. Amendment.

This Agreement may be altered, amended, or modified, including the addition of any extra policy provisions, but only by a written instrument signed by the parties hereto.

11. Assignment.

A party may assign such party's interest and obligations under this Agreement at any time subject to the terms and conditions of this Agreement.

12. Governing Law.

This Agreement shall be governed by the laws of the State of Connecticut.

13. Entire Agreement.

This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof. Any and all prior agreements or understandings with respect to such matters are hereby superseded.

14.  Counterparts

This Agreement may be executed in one or, more counterparts each of which is legally binding and enforceable.


     IN WITNESS WHEREOF, the parties have signed and sealed this Agreement as of the day and year first written above.


WITNESS:


____________________________________    ____________________________________
(Witness)                          (Employee)


ATTEST:


____________________________________     By___________________________________
(Witness)                          Countrywide Credit Industries, Inc.